Exhibit 99.1

NEWS RELEASE

Ballistic Recovery Systems, Inc.

Fleming Field – 300 Airport Road • South St. Paul, MN 55075 • USA

Tel:  651-457-7491 • Fax: 651/457-8651 • E-Mail: Info@BRSparachutes.com • Web: www.BRSparachutes.com

DATE: March 18, 2004

Source:  Ballistic Recovery Systems, Inc.

FOR IMMEDIATE RELEASE

BRSI Declares Dividend

March 18, 2004

South St. Paul, Minn. – The Board of Directors of Ballistic Recovery Systems, Inc. (BRSI or BRSI.OB – BRSparachutes.com) met on March 16, 2004 and declared a dividend of $0.0655 per share, payable April 5, 2004 to all common shareholders of record on March 29, 2004.

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Company Contact:  MARK B. THOMAS, President & CEO of BRS, Inc. • 651-457-7491